Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-114188 of Air France-KLM (the “Company”) on Form F-3 of our reports relating to the financial statements of the Company (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s changes in method of accounting for financial instruments to adopt the provisions of International Accounting Standard (“IAS”) No. 32, “Financial Instruments: Disclosure and Presentation”, and IAS No. 39, “Financial Instruments: Recognition and Measurement”, effective April 1, 2005, in accordance with the option offered by these standards, as disclosed in Note 3.1) and management’s report on the effectiveness of internal control over financial reporting dated July 6, 2007 appearing in this Annual Report on Form 20-F of the Company for the year ended March 31, 2007.

We also consent to the reference to us under the heading “Selected Financial Data” in such registration statement.

/s/ Deloitte & Associés

Neuilly-sur-Seine, France

July 6, 2007